UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

AMERICAN AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS

Pursuant Section 7.3 of the Debtors’ Fourth Amended and Restated Joint Chapter 11 Plan of AMR Corp et al (the “Plan”), a Disputed Claims Reserve was established to provide for payments and distributions with respect to disputed claims in accordance with the Plan. The sole assets initially placed into the Disputed Claims Reserve consisted of shares of common stock of American Airlines Group Inc. (the “Company”), par value $0.01 per share (“AAL Shares”). The AAL Shares issued to the Disputed Claims Reserve were originally issued on December 13, 2013 and have at all times since then been included in the number of shares issued and outstanding as reported by the Company from time to time in its quarterly and annual reports, including for purposes of calculating earnings per share.

On February 12, 2019, in accordance with approval granted by the Bankruptcy Court, there was distributed from the Disputed Claims Reserve an aggregate of approximately 17.3 million AAL Shares. These shares were distributed as follows:

•	Former holders of common stock of AMR Corporation (formerly traded under the symbol: “AAMRQ”) were distributed approximately 0.0432 AAL Shares for each share of AAMRQ previously held;

•

Former holders of AMR Corporation’s 6.25% Convertible Senior Notes due 2014 (“2014 Notes”) that elected under the Plan to be treated as if they held shares of AAMRQ were distributed approximately 4.7426 AAL Shares for each $1,000 of principal amount of such notes; and

•

Former holders of AMR Corporation’s 4.5% Convertible Senior Notes due 2024 (“2024 Notes”) that elected under the Plan to be treated as if they held shares of AAMRQ were distributed Approximately 2.0774 AAL Shares for each $1,000 of principal amount of such notes.

The distributions of AAL Shares to former holders of AAMRQ, 2014 Notes and 2024 Notes described above are expected to be completed on or about February 14, 2019. Former holders of AAMRQ, 2014 Notes and 2024 Notes may receive additional distributions based upon the resolution of disputed claims in the bankruptcy case; however, due to the uncertainty regarding the outcome and timing of the disputed claims, there is no guarantee of additional distributions. After giving effect to the foregoing distributions, the Disputed Claims Reserve holds approximately 7.2 million AAL Shares.

The Company has posted to the Investor Relations section of its website at https://americanairlines.gcs-web.com/faqs further information relating the mechanics of the distribution process and related contact information to assist investors with questions regarding the process. The content of the Company’s website is not incorporated by reference in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: February 12, 2019	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer